Exhibit 1.1

DEALER MANAGER AGREEMENT

[Date]

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

PPL Energy Supply, LLC, a Delaware limited liability company (the “Company”), proposes to make an offer (together with any amendments, supplements or extensions thereof, the “Offer”) to exchange not less than a majority in aggregate principal amount and up to all 8.857% Senior Secured Bonds due 2025 (the “Ironwood Bonds”) of PPL Ironwood, LLC (formerly known as AES Ironwood, L.L.C.), a Delaware limited liability company and a wholly-owned indirect subsidiary of the Company (“PPL Ironwood”), issued under the Indenture, dated as of June 1, 1999, among PPL Ironwood and The Bank of New York Mellon (as successor to IBJ Whitehall Bank & Trust Company), as trustee and depositary bank, as amended by the First Supplemental Indenture, dated as of June 1, 1999 (the “Ironwood Bonds Indenture”), for consideration consisting of 4.60% Senior Notes due 2021 of the Company (the “Reopened Notes”) to be issued as a reopening of the existing series of 4.60% Senior Notes due 2021 of the Company under the Indenture, dated as of October 1, 2001, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank)), as trustee thereunder (the “Trustee”), as heretofore supplemented and as will be further supplemented by the authorizing resolutions of the Board of Managers of the Company relating to the Reopened Notes (the “Authorizing Resolutions”) (as so supplemented, the “Indenture”). The terms and conditions of the Offer and Solicitation described below are set forth in the Offer and Solicitation Materials (as defined below).

Concurrently with the Offer, the Company is soliciting (the “Solicitation”) consents (“Consents”) from holders of Ironwood Bonds, upon the terms set forth in the Offer and Solicitation Materials, to certain proposed amendments (collectively, the “Proposed Amendments”) to (1) the Ironwood Bonds, (2) the Ironwood Bonds Indenture, and (3) the Collateral Agency and Intercreditor Agreement among PPL Ironwood, The Bank of New York Mellon (as successor to IBJ Whitehall Bank & Trust Company), as trustee, The Bank of New York Mellon (as successor to IBJ Whitehall Bank & Trust Company), as collateral agent, and The Bank of New York Mellon (as successor to IBJ Whitehall Bank & Trust Company), as depositary bank (the “Collateral Agency Agreement”). The approval of the Proposed Amendments applicable to the Ironwood Bonds Indenture are conditioned on, among other things, the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Ironwood Bonds (the “Indenture Requisite Consents”), and the approval of the Proposed Amendments applicable to the Collateral Agency Agreement are conditioned on, among other things, the consent of the holders of at least a majority of the Ironwood Bonds (the “Collateral Agency Agreement Requisite Consents” and together with the Indenture Requisite Consents, the “Requisite Consents”). Promptly following the Expiration Date, if the Requisite Consents are delivered, (i) Ironwood and The Bank of New York Mellon as trustee will enter into a supplemental indenture (the “Ironwood Bonds Supplemental Indenture”) and (ii) The Bank of New York Mellon, in its separate capacities as trustee, collateral agent and depositary bank, will be directed to enter into an Amended and Restated Collateral Agency Agreement (the “Amended and Restated Collateral Agency Agreement”), in each case to give effect to the Proposed Amendments.

All references to the Offer shall be deemed to include the Solicitation.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (No. 333-[            ]) on [date] providing for the registration of the Reopened Notes (the “Initial Registration Statement”) under the Securities Act of 1933, as amended, and the applicable rules and regulations adopted by the Commission thereunder (collectively, the “Securities Act”). The Initial Registration Statement and any amendment thereto, including exhibits to such registration statements, has not yet become effective. The Initial Registration Statement, including any exhibits, as of the time it becomes effective, is referred to herein as the “Registration Statement.” The prospectus and consent solicitation statement which is contained within the Registration Statement at the time it becomes effective or which is first filed pursuant to Rule 424(b) under the Securities Act is referred to herein as the “Prospectus and Consent Solicitation Statement.” Any reference in this Agreement to the Registration Statement or the Prospectus and Consent Solicitation Statement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-4 under the Securities Act, as of the effective date of the Registration Statement or the date of the Prospectus and Consent Solicitation Statement, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus and Consent Solicitation Statement shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Any written communication made in connection with or relating to the Offer and Solicitation in reliance on Rule 165 of the Securities Act, and filed by the Company with the Commission pursuant to Rule 425 under the Securities Act, is referred to herein as “Rule 165 Material.”

The Registration Statement, the Prospectus and Consent Solicitation Statement, the letter of transmittal to be used by holders tendering Ironwood Bonds pursuant to the Offer and Solicitation (the “Letter of Transmittal and Consent”), the Rule 165 Material and all other documents, if any, filed or to be filed by the Company with the Commission or any other federal, state or local governmental or regulatory agency or authority relating to the Offer or the Solicitation or sent to holders of the Ironwood Bonds and such other documents (including, without limitation, any advertisements, press releases or summaries relating to the Offer or the Solicitation and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Offer or the Solicitation) as the Company may authorize for use in connection with the Offer or the Solicitation, each as amended or supplemented from time to time, are herein collectively referred to as the “Offer and Solicitation Materials”. Except as may otherwise be provided herein, capitalized terms used herein without definition have the meanings ascribed thereto in the Offer and Solicitation Materials.

1. Engagement. (a) The Company hereby engages you to act as its exclusive dealer manager and solicitation agent (the “Dealer Manager”) in connection with the Offer and Solicitation, and, on the basis of the representations, warranties and agreements contained herein, you hereby accept such engagement upon the terms and subject to the conditions set forth in this Agreement.

(b) As Dealer Manager, you agree, in accordance with your firm’s customary practice, to perform those services in connection with the Offer and Solicitation as are customarily performed by investment banks in connection with exchange offers and consent solicitations of like nature, including, without limitation, using reasonable best efforts to solicit tenders of Ironwood Bonds in exchange for Reopened Notes and deliveries of Consents in the United States pursuant to the Offer and Solicitation and communicating generally in the United States regarding the Offer and Solicitation with brokers, dealers, commercial banks and trust companies and other holders of the Ironwood Bonds. The parties acknowledge and agree that the Dealer Manager may perform certain of its services contemplated hereby through its affiliates and any of its affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement.

(c) The Company authorizes you to communicate with D.F. King & Co., Inc., who has been engaged to serve as the exchange agent and D.F. King & Co., Inc., who has been engaged to serve as the information agent, with respect to matters relating to the Offer and Solicitation. D.F. King & Co., Inc. is hereinafter referred to as the “Exchange Agent” and D.F. King & Co., Inc. is hereinafter referred to as the “Information Agent” as the context requires. The Company has instructed or will instruct the Exchange Agent to advise you at least daily as to the principal amount of Ironwood Bonds that have been tendered pursuant to the Offer and as to which Consents have been delivered pursuant to the Solicitation and such other matters in connection with the Offer and Solicitation as you may reasonably request.

(d) The Company will use its reasonable best efforts to cause you to be provided with lists or other records in such form as you may reasonably request showing the names and addresses of, and the principal amount of Ironwood Bonds held by, the holders of the Ironwood Bonds as of a recent date and will use its reasonable best efforts to cause you to be advised from day to day during the period of the Offer and Solicitation as to any transfers of Ironwood Bonds.

(e) The Offer and Solicitation Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company will furnish you, at its expense, with as many copies as you may reasonably request of the Offer and Solicitation Materials and you are authorized to use copies of the Offer and Solicitation Materials in connection with the performance of your duties hereunder. The Company agrees that, a reasonable time prior to using or filing with the Commission or with any other federal, state or local governmental or regulatory agency, authority or instrumentality or court or arbitrator (“Other Agency”), or sending to any holder of the Ironwood Bonds, any Offer and Solicitation Materials, it will submit copies of such materials to you and will give reasonable consideration to your and your counsel’s comments, if any, thereon. In the event that the Company uses or permits the use of, or files with the Commission or any Other Agency, any Offer and Solicitation Materials (i) which have not been submitted to you for your comments, or (ii) which have been so submitted and with respect to which you have made comments, but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments, then you shall be entitled to withdraw as dealer manager in connection with the Offer and solicitation agent in connection with the Solicitation without any liability or penalty to you or any other Indemnified Person (as defined in Annex A hereof) and without loss of any right to the payment of all fees and expenses payable pursuant to Section 4 hereunder which have accrued or been incurred to the date of such withdrawal.

(f) The Company will cause copies of the Offer and Solicitation Materials to be mailed or otherwise delivered or made available to each holder of Ironwood Bonds as soon as practicable after the date of the Prospectus and Consent Solicitation Statement, and thereafter, to the extent practicable and until the expiration of the Offer and Solicitation (the “Expiration Date”), to each person who becomes a holder of Ironwood Bonds.

(g) The Company will advise you promptly, after it receives notice, or otherwise becomes aware, of (i) the occurrence of any event that could reasonably be expected to cause the Company to withdraw, rescind or terminate the Offer or the Solicitation or would permit the Company to exercise any right not to exchange Ironwood Bonds tendered pursuant to the Offer for Reopened Notes or not to pay for Consents delivered pursuant to the Solicitation, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Offer and Solicitation Materials then being used or would cause any representation or warranty contained in this

Agreement to be untrue or inaccurate in any material respect or as a result of which the Offer and Solicitation Materials as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (iii) any proposal by the Company or PPL Ironwood or requirement to make, amend or supplement any Offer and Solicitation Materials or any filing in connection with the Offer or the Solicitation pursuant to the Exchange Act or any other applicable law, rule or regulation, (iv) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Offer or the Solicitation (and, if in writing, the Company will furnish you with a copy thereof), (v) any material developments in connection with the Offer and Solicitation, including, without limitation, the commencement of any lawsuit concerning the Offer or the Solicitation and (vi) any other information relating to the Offer and Solicitation, the Offer or the Solicitation Materials or this Agreement that you may from time to time reasonably request. In the case of clauses (ii), (iii) and (v) above, the Company will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect compliance with such requirement. The Company agrees to inform you of the effectiveness of the Initial Registration Statement, the filing with the Commission of any post-effective amendment to the Registration Statement, the obtaining of effectiveness of any such post-effective amendment and the filing of any amendment or supplement to the Prospectus and Consent Solicitation Statement.

(h) The Company acknowledges and agrees that you shall have no liability (in tort, contract or otherwise) to the Company, PPL Ironwood, their affiliates or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and, collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person in connection with the Offer and Solicitation, and neither the Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as Dealer Manager or as a Dealer in connection with the Offer and Solicitation, except for any such Losses that are finally judicially determined to have resulted primarily from its bad faith, gross negligence or willful misconduct. In soliciting or obtaining tenders of Ironwood Bonds for Reopened Notes and deliveries of Consents to the Proposed Amendments, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you shall not be deemed the agent of any Dealer, bank or trust company or a fiduciary of the Company or an agent or fiduciary of any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Ironwood Bonds for Reopened Notes and deliveries of Consents to the Proposed Amendments, you shall not be nor shall you be deemed for any purpose to act as a partner or joint venturer of, or a member of a syndicate or group with, the Company or any of its affiliates in connection with the Offer or the Solicitation, any purchase of Ironwood Bonds for Reopened Notes, any payment for Consents or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agents. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Ironwood Bonds and all deliveries of Consents to the Proposed Amendments.

(i) The Company acknowledges and agrees that (i) you have been retained solely to provide the services set forth herein, and in rendering such services you shall act as an independent contractor and any duties arising out of your engagement hereunder shall be owed solely to the Company; (ii) you may perform the services contemplated hereby through or in conjunction with your affiliates, and any of your affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement; (iii) you are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, you and your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your own account or the accounts of customers, in debt or equity securities of the Company, PPL Ironwood, their respective affiliates or other entities that may be involved in the transactions contemplated hereby; and (iv) you are not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and the Company and PPL Ironwood must consult with their own advisors concerning such matters and will be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and you shall have no responsibility or liability to the Company with respect thereto.

(j) The Company has made, or instructed the Exchange Agent to make, appropriate arrangements with The Depository Trust Company (“DTC”) to allow for the book-entry movement of tendered Ironwood Bonds between DTC participants and the Exchange Agent and the delivery of Consents pursuant to an omnibus proxy.

(k) No broker, investment banker, financial advisor or other person, other than the Dealer Manager, are entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Offer or Solicitation based upon arrangements made by or on behalf of the Company and any of its subsidiaries.

2. Commencement of Offer. The Company intends to use its reasonable best efforts to commence the Offer as soon as practicable after the execution and delivery hereof by mailing, or causing to be mailed on its behalf, copies of the Prospectus and Consent Solicitation Statement, the related Letter of Transmittal and Consent and such of the other Offer and Solicitation Materials as may be required or as the Company may elect to furnish to each holder of record of the Ironwood Bonds (the date of such commencement of such distribution being herein called the “Commencement Date”).

3. Withdrawal of Dealer Manager. In the event that:

(a) the Company uses or permits the use of, or files with the Commission or with any Other Agency, any Offer and Solicitation Materials and such document (i) has not been furnished to you previously for your and your counsel’s comments or (ii) has been so furnished, and you have or your counsel has made material comments and the Company has unreasonably failed to address such comments;

(b) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein;

(c) at any time during the Offer, there shall have been issued any temporary restraining order or injunction restraining or enjoining you from acting in your capacities as Dealer Manager with respect to the Offer or Solicitation Agent with respect to the Solicitation;

(d) you shall not have received (i) on the Commencement Date, the opinions of counsel, officer’s certificate and the comfort letter described in Section 5 and (ii) on the Settlement Date (as defined in the Prospectus and Consent Solicitation Statement, the “Settlement Date”), the opinions of counsel, officer’s certificate and the bring-down comfort letter as described in Section 6; or

(e) you shall not have received on the Commencement Date, the Settlement Date or any date after the Commencement Date on which the Prospectus and Consent Solicitation Statement is amended, any of such opinions, letters or certificates or any other documents mentioned elsewhere in this Agreement substantially in the forms as set forth in this Agreement or otherwise meeting the requirements as set forth in this Agreement;

then, in each case, you shall be entitled to withdraw as Dealer Manager in connection with the Offer and Solicitation Agent with respect to the Solicitation without any liability or penalty to you or any other Indemnified Party (as defined in Annex A) and without loss of any right to indemnification or contribution provided in Annex A or to the payment of all expenses payable under Section 4 below which have accrued to the date of such withdrawal. For the avoidance of doubt, no cancellation or withdrawal from this Agreement by you shall prohibit or restrict the ability of the Company to consummate the Offer.

4. Compensation and Expenses. (a) The Company agrees to pay the Dealer Manager, as compensation for its services as Dealer Manager in connection with the Offer and Solicitation, aggregate fees equal to $_______ per $1,000.00 principal amount of Ironwood Bonds exchanged pursuant to the Offer and Solicitation, provided that not less than a majority of the outstanding Ironwood Bonds have been validly tendered (and not validly withdrawn) prior to the Expiration Date. The foregoing fee will be payable on the Settlement Date (as defined herein) concurrently with the exchange of Ironwood Bonds for Reopened Notes and the payments for Consents pursuant to the Offer and Solicitation or such other date as may be agreed by the Company and you.

(b) The Company further agrees to pay directly or reimburse you, as the case may be, for (i) all expenses incurred in relation to the preparation, printing, filing, mailing or other distribution of all Offer and Solicitation Materials, (ii) all fees and expenses of the Exchange Agent and the Information Agent (including counsel therefor), (iii) all advertising charges in connection with the Offer and Solicitation, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to Dealers (including you) and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Offer and Solicitation Materials to their customers, (v) the preparation, printing, authentication, issuance and delivery of the Reopened Notes, including any stamp, transfer or similar taxes in connection with the original issuance and exchange of the Reopened Notes for the Ironwood Bonds, (vi) the printing (or reproduction) and delivery of this Agreement, the Indenture, the Supplemental Indenture and the Ironwood Bonds Supplemental Indenture, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Offer and Solicitation, (vii) any registration or qualification of the Reopened Notes for offer and sale under the securities or blue sky laws of the several states of the United States (including filing fees and the reasonable fees and expenses of counsel for the Dealer Manager relating to such registration and qualification), (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Dealer Manager relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of representatives of the Company, PPL Ironwood and the Dealer Manager in connection with presentations to prospective participants in the Offer and Solicitation; (x) the fees and expenses of the accountants of the Company and PPL Ironwood and the fees and expenses of counsel (including local and special counsel) for the Company and PPL Ironwood; (xi) the fees and expenses of the Trustee and the trustee under the Ironwood Bonds Supplemental Indenture and transfer agent (and any counsel therefor); (xii) the expenses payable to rating agencies in connection with the rating of the Reopened Notes; and (xiii) all other fees and expenses incurred by you in connection with the Offer and Solicitation or otherwise in connection with the performance of your services hereunder (including all reasonable fees and disbursements of your outside legal counsel). All payments to be made by the Company pursuant to this Section 4(b) shall be made reasonably promptly after the expiration or termination of the Offer and Solicitation or your withdrawal as a Dealer Manager, against delivery to the Company of statements therefor. The Company shall perform its obligations set forth in this Section 4(b) whether or not the Offer and Solicitation are commenced or the Company exchanges any Ironwood Bonds for Reopened Notes pursuant to the Offers or the Proposed Amendments are consented to by the holders of any series of Ironwood Bonds.

5. Representations, Warranties and Certain Agreements of the Company. The Company and PPL Ironwood, jointly and severally, represent and warrant to you, and agree with you, on each of the

Commencement Date, on and as of any date on which Offer and Solicitation Materials are distributed to holders of the Ironwood Bonds, the Expiration Date, the Settlement Date and on the date of any amendment or supplement to the Prospectus and Consent Solicitation Statement (each, an “Amendment Date”) that:

(a) Prior to the Expiration Date, the Registration Statement, and any post-effective amendment thereto, each in the form delivered to you, shall have become effective under the Securities Act in such form; and any request on the part of the Commission or any Other Agency for the amending or supplementing of the Offer and Solicitation Materials or for additional information has been complied with;

(b) The Rule 165 Material, the Registration Statement, the Prospectus and Consent Solicitation Statement and the Offer and Solicitation Materials, each as amended or supplemented at such date, comply, and at all times during the period of the Offer and Solicitation will comply, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission applicable to indentures qualified thereunder, and with all applicable rules or regulations of the Commission and any Other Agency, including applicable “blue sky” or similar securities laws;

(c) The Registration Statement does not, and at all times during the period of the Offer and Solicitation the Registration Statement, as then amended, will not, contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, and the Prospectus and Consent Solicitation Statement does not, and at all times during the period of the Offer and Solicitation the Prospectus and Consent Solicitation Statement, as then supplemented, will not, contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading, and the Offer and Solicitation Materials do not, and at all times during the period of the Offer and Solicitation will not, contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading;

(d) The documents incorporated by reference in the Registration Statement, the Prospectus and Consent Solicitation Statement and the Offer and Solicitation Materials, each as amended or supplemented at such date when such incorporated documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and with all applicable rules or regulations of any Other Agency, and none of such incorporated documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and Consent Solicitation Statement or the Offer and Solicitation Materials, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Offer and Solicitation Materials and to enter and perform its obligations under this Agreement, the Indenture and the Reopened Notes and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) PPL Ironwood has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Offer and Solicitation Materials and to enter and perform its obligations under this Agreement, the PPL Ironwood Bonds Indenture, the Ironwood Bonds Supplemental Indenture and the PPL Ironwood Bonds and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) The Reopened Notes have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); the Reopened Notes will be in the forms established pursuant to, and entitled to the benefits of, the Indenture; and the Reopened Notes will, in all material respects, to the descriptions thereof in the Registration Statement, the Prospectus and Consent Solicitation Statement and the Offer and Solicitation Materials, each as amended or supplemented at such date.

(h) The Indenture has been duly authorized by the Company and, assuming the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by the Enforceability Exceptions; the Indenture conforms and will conform in all material respects to the statements relating thereto contained in the Registration Statement, the Prospectus and Consent Solicitation Statement and the Offer and Solicitation Materials, each as amended or supplemented at such date.

(i) The Ironwood Bonds Supplemental Indenture and the Amended and Restated Collateral Agency Agreement have been duly authorized by PPL Ironwood, and assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute valid and legally binding obligations of PPL Ironwood enforceable against PPL Ironwood in accordance with their terms, except to the extent limited by the Enforceability Exceptions; the Ironwood Bonds Supplemental Indenture and the Amended and Restated Collateral Agency Agreement conform and will conform in all material respects to the statements relating thereto contained in the Registration Statement, the Prospectus and Consent Solicitation Statement and the Offer and Solicitation Materials, each as amended or supplemented at such date.

(j) The Company is in compliance in all material respects with its Certificate of Formation and Limited Liability Company Agreement. PPL Ironwood is in compliance in all material respects with its Certificate of Formation and Limited Liability Company Agreement.

(k) No consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company or PPL Ironwood in connection with its execution and delivery of this Agreement, the Indenture, the Ironwood Bonds Supplemental Indenture, the Amended and Restated Collateral Agency Agreement or the Reopened Notes, or the performance by the Company and PPL Ironwood of their respective obligations hereunder or thereunder.

(l) Except as disclosed in the Offer and Solicitation Materials, the Offer, the purchase of Ironwood Bonds pursuant to the Offer, the Solicitation and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement will comply with all applicable requirements of law, including any applicable regulation of any governmental agency or instrumentality, and no consent, authorization, approval, order, exemption or other action of, or filing with, any governmental agency or instrumentality of the United States or any jurisdiction thereof or any other jurisdiction is required in connection with the Offer or the consummation by the Company and PPL Ironwood of the transactions contemplated herein, except in each case where the failure to comply with such laws and regulations and to obtain or make such consent, authorization, approval, order, exemption, other action, or filing would not materially adversely affect the ability of the Company or PPL Ironwood to execute and deliver this Agreement or to consummate the Offer in accordance with its terms or to consummate the transactions contemplated by this Agreement

(m) The Offer, the purchase of Ironwood Bonds pursuant to the Offer, the Solicitation and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s or PPL Ironwood’s Certificate of Formation and Limited Liability Company Agreement, or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

(n) No stop order, restraining order or denial of an application for approval has been issued and no proceedings, litigation or investigation have been initiated or, to the best of the Company’s knowledge, threatened before the Commission or any Other Agency with respect to the Registration Statement, the Prospectus and Consent Solicitation Statement or the Offer and Solicitation Materials, each as amended or supplemented at such date, the issuance, execution, delivery and performance of the Reopened Notes by the Company, the exchange of the Reopened Notes for the Ironwood Bonds pursuant to the Offer, the execution, delivery and performance by the Company of this Agreement and the Indenture, and the performance by the Company of the Indenture, or the making and consummation by the Company of the transactions contemplated hereby and under the Registration Statement, the Prospectus and Consent Solicitation Statement and the Offer and Solicitation Materials, each as amended or supplemented at such date.

(o) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, each set forth or incorporated by reference in the Registration Statement, the Prospectus and Consent Solicitation Statement or the Offer and Solicitation Materials, each as amended or supplemented at such date, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the

Exchange Act; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles.

(p) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement or the Prospectus and Consent Solicitation Statement and that is not so described in such documents, each as amended or supplemented at such date.

(q) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and Consent Solicitation Statement or the Offer and Solicitation Materials, each as amended or supplemented at such date, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change, or any development involving a material adverse change, in the financial position or results of operations of the Company and its subsidiaries taken as a whole.

(r) This Agreement has been duly and validly authorized, executed and delivered by the Company and PPL Ironwood.

(s) The Company is not, and after giving effect to the Offer and sale of the Reopened Notes as described in the Registration Statement, the Prospectus and Consent Solicitation Statement or the Offer and Solicitation Materials, will not be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

(t) In connection with the Offer and Solicitation, the Company has complied, and will continue to comply, in all material respects with the applicable provisions of the Exchange Act, including, without limitation, Sections 10 and 14 of the Exchange Act and Rules 10b-5 and 14e-1 thereunder.

(u) Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and issued their report with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the Registration Statement, the Prospectus and Consent Solicitation Statement and the Offer and Solicitation Materials, is an independent registered public accounting firm with respect to the Company during the periods covered by their reports within the meaning of the Securities Act and the rules and regulations of the Commission promulgated thereunder and the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act.

(v) The Company is not an ineligible issuer as defined under the Securities Act, at the times specified in the Securities Act in connection with the issuance of the Reopened Notes and the Offer and Solicitation. The Company has paid the registration fee for the issuance of the Reopened Notes pursuant to the Offer in accordance with Rule 457 under the Securities Act.

(w) The Company maintains a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act. The Company also maintains effective (i) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934

Act and (ii) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act. Such internal controls are evaluated by the Company’s senior management periodically as appropriate and, in any event, as required by law; and based on the most recent evaluations of such internal controls (i) such internal controls are effective in all material respects to perform the functions for which they were established; and (ii) all material weaknesses, if any, and significant deficiencies, if any, in the design or operation of the internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting have been disclosed to the Company’s auditors.

6. Conditions to Obligations of the Dealer Manager. Your obligation to act as Dealer Manager hereunder shall at all times be subject to the following conditions:

(a) All representations, warranties and other statements of the Company contained herein are now, and at all times during the period of the Offer and Solicitation (including as of the Settlement Date) shall be, true and correct in all material respects; the Company at all times shall have performed in all material respects all of their respective obligations hereunder; and the statements of the Company and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects.

(b) The Prospectus and Consent Solicitation Statement and any supplement thereto shall have been either (i) filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing under the Securities Act or (ii) included in the Registration Statement or any post-effective amendment thereto; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any part thereof shall have been issued and no proceeding for that purpose shall be pending before or threatened by the Commission; to the extent required by the Securities Act, all other Offer and Solicitation Materials, including, without limitation, any Rule 165 Material, shall have been filed within the applicable time period prescribed for such filing under the Securities Act; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(c) On the Commencement Date, the Settlement Date and any Amendment Date (in the case of clause (iii) below), the following shall have been delivered to you:

(i) a certificate, dated such date, and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the such date;

(ii) opinions of Simpson Thacher & Bartlett LLP, counsel for the Company, on the Commencement Date and on the Settlement Date, and of Frederick C. Paine, Esq., Senior Counsel of the Company, on the Commencement Date and on the Settlement Date;

(iii) opinions and letters of Sullivan & Cromwell LLP, counsel for the Dealer Manager, in form and substance satisfactory to you, on the Commencement Date and on the Settlement Date, with respect to matters as you may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to above.

(iv) letters of Ernst & Young LLP, dated the Commencement Date and the Settlement Date, confirming that Ernst & Young LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and that:

(A) in their opinion, the consolidated financial statements of the Company audited by them and included or incorporated by reference in the Prospectus and Consent Solicitation Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act;

(B) they have read the minutes of the meetings of the Board of Managers of the Company and Unanimous Written Consents of Managers in Lieu of Meetings of the Company as set forth in the minute books at a specified date not more than five Business Days prior to the date of delivery of such letter;

(C) they have, if applicable, performed the procedures specified by the PCAOB for a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited condensed interim financial statements of the Company included or incorporated by reference in the Prospectus and Consent Solicitation Statement and have read the unaudited interim financial data for the period from the date of the latest balance sheet included or incorporated by reference in the Prospectus and Consent Solicitation Statement to the date of the latest available interim financial data; and

(D) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, they have performed inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below and other specified procedures, nothing came to their attention that caused them to believe that:

(1) any material modifications should be made to the unaudited condensed interim financial statements included or incorporated by reference in the Prospectus and Consent Solicitation Statement for them to be in conformity with generally accepted accounting principles;

(2) the unaudited condensed interim financial statements included or incorporated by reference in the Prospectus and Consent Solicitation Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published rules and regulations thereunder; or

(3) at the date of the latest available interim balance sheet of the Company and at a specified date not more than five days prior to the date of such letter, there was any increase in long-term debt or increase in notes payable to affiliates, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Prospectus and Consent Solicitation Statement; except for changes that are described in such letter; and

(E) they have read certain financial and statistical amounts included or incorporated by reference in the Prospectus and Consent Solicitation Statement, which amounts are set forth in such letter and agreed such amounts to the Company’s accounting records which are subject to controls over financial reporting or which have been derived directly from such accounting records by analysis or computation and have found such amounts to be in agreement with such results, except as otherwise specified in such letter and such other procedures as the Dealer Manager may request and Ernst & Young LLP is willing to perform and report upon; and

(v) a copy of the opinion delivered to the Trustee in connection with the execution and delivery of the Supplemental Indentures, together with a letter enabling you to rely on such opinion.

7. Covenants of the Company.

(a) The Company shall file promptly all reports with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and Consent Solicitation Statement and until the Settlement Date.

(b) The Company will promptly use its reasonable best efforts to prevent the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus and Consent Solicitation Statement or suspending the qualification of the Reopened Notes for offering or exchange for Ironwood Bonds in any jurisdiction and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(c) The Company will furnish to you and your counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus is required under the Securities Act or the Exchange Act, as many copies of the Prospectus and Consent Solicitation Statement and any supplement thereto as you may reasonably request; and the Company will furnish to you and to your counsel, without charge, during the period beginning on the Commencement Date and continuing to and including the Settlement Date, as many copies of the other Offer and Solicitation Materials and any amendments and supplements thereto as you may reasonably request.

(d) The Company will fully comply in a timely manner with the applicable provisions of Rule 424 and Rule 425 under the Securities Act.

(e) The Company will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder in connection with the Offer and Solicitation Materials and the Offer. If at any time during the period when, in the opinion of the Company’s counsel, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus and Consent Solicitation Statement or any of the other Offer and Solicitation Materials in order to make the statement therein, in the light of the circumstances under which they were made when such Prospectus and Consent Solicitation Statement or other Offer and Solicitation Materials are delivered, not misleading, or if, in the opinion of the Company’s counsel, it shall be necessary for any other reason during such period to amend or supplement the Prospectus and Consent Solicitation Statement or any of the other Offer and Solicitation Materials in order to comply with applicable law, the Company will (i) notify you, (ii) promptly prepare and file with the Commission, at the Company’s expense, to you such amendment or supplement as may be necessary so that the statements in the Prospectus and Consent Solicitation Statement or other Offer and Solicitation Materials, as amended or supplemented, will not, in the light of the circumstances under which they were made when the Prospectus and Consent Solicitation Statement or the other Offer and Solicitation Materials were delivered, be misleading or so that the Prospectus and Consent Solicitation Statement or such other Offer and Solicitation Materials comply with applicable law; provided, however, that the cost of any amendment which relates primarily to your activities as Dealer Manager under this Agreement will be borne by you; and (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and Consent Solicitation Statement.

(f) The Company will arrange, if necessary, for the qualification of the Reopened Notes for offer and exchange for Ironwood Bonds under the securities or Blue Sky laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the consummation of the Offer and Solicitation; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or exchange of the Reopened Notes, in any jurisdiction where it is not now so subject. The Company will also supply you with such information as is necessary for the determination of the legality of the Reopened Notes for investment under the laws of such jurisdictions as you may reasonably request.

(g) As soon as practicable, the Company will make generally available to its security holders and to the Dealer Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) The Company shall promptly give you notice of any change of the expiration date of the Offer, of the occurrence of any event which would reasonably be expected to cause the Company to withdraw, rescind, modify or amend the Offer or the Solicitation and of any consummation of the Offer.

(i) The Company shall promptly give you any other information relating to the Offer and Solicitation which you may from time to time reasonably request.

(j) Neither the Company nor PPL Ironwood will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or PPL Ironwood to facilitate the Offer or encourage tenders or Consents, in each case by holders of Ironwood Bonds in the Offer and Solicitation.

(k) The Company will, and will cause its subsidiaries to, cooperate with you and use its best efforts to permit the Reopened Notes to be eligible for clearance and settlement through DTC.

(l) So long as the Reopened Notes are outstanding, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to holders of the Reopened Notes, and copies of any reports and financial statements furnished to or filed with the Commission (collectively, the “Filings”), except for all such Filings filed by the Company with the Commission in electronic format on the Electronic Data Gathering, Analysis and Retrieval System.

(m) The Company will advise you promptly upon (i) the occurrence of any downgrading or (ii) its receipt of notice of (A) any downgrading, (B) any intended or potential downgrading or (C) any surveillance or review or any changed outlook that does not indicate an improvement in the rating accorded to the Ironwood Bonds, the Reopened Notes or any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

8. Indemnification and Contribution. In consideration of the engagement hereunder, the Company and the Dealer Manager agree to the indemnification and contribution provisions set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof.

9. Prior Agreement. As of the date hereof, this Agreement shall replace and the Dealer Manager Agreement, dated November 15, 2012, between the Company, PPL Ironwood and the Dealer Manager, except with respect to any sections thereof that are specified to survive any termination of such agreement.

10. Termination. This Agreement shall terminate upon the earlier to occur of (i) the consummation, expiration, termination or withdrawal of the Offer and Solicitation and (ii) the date one year from the date hereof, and may be terminated by either the Company or you at any time, with or without cause, effective upon receipt by the other party of written notice to that effect.

11. Survival. The provisions of Sections 1(h), 4, 5, 8 (including Annex A hereto), 11, 12, 13 and 14 hereof shall remain operative and in full force and effect regardless of (i) any failure by the Company to commence, or the withdrawal, termination or consummation of, the Offer and Solicitation, (ii) any investigation made by or on behalf of any party hereto, (iii) any withdrawal by you as a Dealer Manager and (iv) any termination of this Agreement.

12. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(a)	if to J.P. Morgan Securities LLC:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Telecopy No.: (212) 834-6170
Confirmation No.: (866) 834-4666

Attention: Liability Management Desk-3rd Floor

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York
Telecopy No.: (212) 558-3588
Confirmation No.: (212) 558-4000
Attention: Robert Downes

(b)	if to Company:

PPL Energy Supply, LLC
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
Telecopy No.: (610) 774-5106
Confirmation No.: (610) 774-4848
Attention: Treasurer

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Telecopy No.: (212) 455-2502
Confirmation No.: (212) 455-2000
Attention: Andrew Keller

13. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and you irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of either party related to or arising out of this Agreement or the performance of services hereunder. The Company hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in New York County with respect to any actions and proceedings arising out of, or relating to, this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14. Benefit. This Agreement, including any right to indemnity or contribution hereunder and Annex A hereto, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons (as defined in Annex A hereto), and their respective successors and assigns. Subject to the foregoing, nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

15. Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may not be assigned by either party hereto without the other party’s prior written consent. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

PPL ENERGY SUPPLY, LLC

By:
Name:
Title:

PPL IRONWOOD, LLC

By:
Name:
Title:

Accepted as of the date first set forth above:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

ANNEX A

Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Dealer Manager Agreement to which this Annex A is attached (the “Agreement”).

The Company agrees to indemnify and hold harmless the Dealer Manager, its affiliates and its officers, directors, employees, agents of and each other entity or person, if any, controlling the Dealer Manager or any such other persons (each an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof), joint or several, whether or not in connection with pending or threatened litigation to which the Dealer Manager (or any other Indemnified Person) may be a party, in each case as such expenses are incurred or paid, (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offer and Solicitation Materials, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement or (C) any withdrawal, termination, rescission or modification of the Offer and Solicitation, or any failure by the Company to exchange Ironwood Bonds tendered pursuant to the Offer and pay for Consents delivered pursuant to the Solicitation or (ii) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Offer and Solicitation, the transactions contemplated by the Agreement or the engagement of, and services performed by, the Dealer Manager under the Agreement, or any claim, litigation, investigation or proceedings relating to the foregoing (“Proceedings”) regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any and all expenses (including, without limitation, reasonable fees and disbursements of counsel and other out-of-pocket expenses) as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the indemnification in clause (ii) above will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Person; provided, further, that the indemnification in clauses (i) and (ii) above will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Dealer Manager furnished to the Company by the Dealer Manager in writing expressly for use in the Offer, it being understood and agreed that the only such information furnished in writing by and on behalf of the Dealer Manager consists of the following information in the Offer and Solicitation Materials: the names, addresses and telephone numbers of the Dealer Managers set forth on the back cover of each of the Registration Statement, Prospectus and Consent Solicitation Statement and Offer and Solicitation Materials.

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by such Indemnified Person, on the other hand, from the Offer and Solicitation, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company, on the one hand, and of such Indemnified Person, on the other, in connection with the statements, actions, or omissions which resulted in such loss, claim, damage, liability, or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by all Indemnified Persons, on the other, shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid or payable by the Company for the exchange of Notes pursuant to the Offer and the delivery of Consents pursuant to the Solicitation, bears to

(ii) the aggregate fee paid to the Dealer Manager pursuant to Section 4(a) of the Agreement. The relative fault of the Company and of the Indemnified Persons (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by such Indemnified Persons and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by such Indemnified Persons and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Annex A were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities, or expenses referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

Promptly after the receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided that (i) the failure to so notify the Company will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the failure to so notify the Company will not relieve it from any liability which it may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Company and such Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Company to such Indemnified Person of their election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Company shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by J.P. Morgan Securities LLC, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Company shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice to the Company of commencement of the Proceedings or (iii) the Company has authorized in writing the employment of counsel for such Indemnified Person.

The Company shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such Proceedings, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested the Company to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Annex A, the Company shall be liable for any settlement of any Proceedings effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of such request for reimbursement and (ii) the Company shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

The indemnity, reimbursement and contribution obligations of the Company under this Annex A shall be in addition to any liability which the Company may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person.